Exhibit 32.1

SECTION 906 CERTIFICATION

     In connection with the quarterly report of Landmark Land Company, Inc. (the “Company”) on Form 10-QSB for the fiscal quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald G. Barton, President and Chief Executive Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 10, 2004	/s/ GERALD G. BARTON

Gerald G. Barton President and Chief Executive Officer Landmark Land Company, Inc.